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                                                                    EXHIBIT 23.1



TELESPECTRUM WORLDWIDE INC.
401(k) RETIREMENT SAVINGS PLAN


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation in this Form 11-K of our report dated June 29, 2001 included in this Registration Statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP




Philadelphia, Pennsylvania
June 29, 2001


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